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                                                                      EXHIBIT 23

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Jefferies Group, Inc.:

     We consent to incorporation by reference in the Registration Statements No. 2-94727 dated December 6, 1984; No. 33-17065 dated September 8, 1987; No. 33-19741 dated January 21, 1998; No. 33-64318 dated May 27, 1993; No. 33-64490 dated June 15, 1993; No. 33-52139 dated February 3, 1994; No. 33-54373 dated
June 30, 1994, and No. 33-02489 dated April 12, 1996, all on Form S-8, and No. 33-54265 dated July 14, 1994, and No. 33-40263 dated December 5, 1997, both on Form S-4 of Jefferies Group, Inc. of our report dated January 19, 1999, except as to note 19 to the consolidated financial statements, which is as of March 17, 1999, relating to the consolidated statements of financial condition of Jefferies Group, Inc. and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of earnings, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1998, which report appears in the December 31, 1998 annual report on Form 10-K of Jefferies Group, Inc.

                                         /s/ KPMG LLP

Los Angeles, California
March 17, 1999